Exhibit 10.16

[Translation of Chinese original]

Power of Attorney

Principal:	Novel-Tongfang Information Engineering Co., Ltd.
Registered address: Jingmeng Hi-Tech Building B, 4/F, No.5, Shangdi East Road, Haidian District, Beijing
Legal representative: Jianhua Zhu

Attorney-in-Fact:	Zengxiang Lu
ID card No.: [Blank]
Residential address: [Blank]

Authorizations:

The Principal is a limited liability company validly incorporated and legally existing under the laws of the People’s Republic of China (“PRC”) with Jianhua Zhu as its legal representative. The Principal, Novel-Tongfang Information Engineering Co., Ltd., hereby irrevocably authorizes Zengxiang Lu as its Attorney-in-Fact to exercise the following rights and powers within the term of this Power of Attorney:

The Attorney-in-Fact, Zengxiang Lu, is authorized to exercise all the shareholder’s voting rights under the laws and regulations and the articles of association fully on behalf of this Company at the shareholders’ meetings of Beijing Novel-Tongfang Digital TV Technology Co., Ltd. (“N-T Digital TV”), including but not limited to with respect to matters relating to sale or transfer of all or a portion of the equity interests of N-T Digital TV held by this Company and appointment of the directors of N-T Digital TV as the authorized Attorney-in-Fact of this Company at the shareholders’ meetings of N-T Digital TV.

The foregoing authorizations are conditioned on Zengxiang Lu being a director of Beijing Super TV Co., Ltd. (the “WFOE”) and the WFOE consenting to the foregoing authorizations. Once Zengxiang Lu ceases to be a director of the WFOE, the authorizations granted under this Power of Attorney shall automatically terminate and this Company will appoint/authorize a successor director of the WFOE to exercise all the shareholder’s voting rights on behalf of this Company at the shareholders’ meetings of N-T Digital TV. This Company shall take the legal responsibilities for all actions taken by the Attorney-in-Fact on behalf of this Company within the scope of the authorizations.

Unless the Business Operating Agreement entered into by N-T Digital TV, the WFOE, this Company and Li Yang terminate before its term expires for any reason, the term of this Power of

Attorney shall be ten years, effective from the date of execution. In the case of an extension of the term of the Business Operating Agreement, the term of this Power of Attorney shall automatically extend. All matters relating to this Power of Attorney are governed by PRC law.

Principal: Novel-Tongfang Information Engineering Co., Ltd.
(Seal)
September 1, 2005